ABACUS GLOBAL MANAGEMENT REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
~ Company Delivers Another Record Quarter, Beating Average Consensus by 20% ~
~ Marks 11 Consecutive Quarters of Strong Earnings Growth ~
~ Fourth Quarter and Full Year 2025 Revenue Up Over 100% Year-Over-Year ~
~ Full Year 2025 GAAP Net Income of $36.5 Million; Adjusted Net Income of $85.7 Million ~
~ Initiates Full Year 2026 Outlook for Adjusted Net Income to Between $96 and $104 Million ~
~ Outlines Long-Term Strategic Growth Targets ~
ORLANDO, Fla. – March 12, 2026 – Abacus Global Management, Inc. ("Abacus" or the "Company") (NYSE: ABX), a leader in the alternative asset management industry, today reported results for the fourth quarter and full year ended December 31, 2025.
Jay Jackson, Chief Executive Officer of Abacus commented, "We closed the year by delivering another strong quarter, achieving eleven consecutive quarters beating consensus. Quarter after quarter, we hit our guidance, exceeded expectations, expanded margins, and grew our asset base to approximately $3.6 billion—all while executing disciplined capital allocation with ROE and ROIC above 20%. Real results consistently delivered, not aspirations. This track record should give shareholders confidence as we lay out our 5-year path to becoming a mid-cap company operating at approximately $450 million in Adjusted EBITDA at scale, with recurring revenue representing 70% of our total revenue mix."
Fourth Quarter 2025 Highlights
•Total revenue for the fourth quarter grew 116% to $71.9 million, compared to $33.2 million in the prior-year period. The increase was driven by a $32.9 million increase in Life Solutions revenue, a $5.6 million increase in Asset Management revenue, and a $235 thousand increase in Technology Services revenue.
•Origination capital deployment continued to expand, increasing by 82% for the quarter to $230.7 million, compared to $126.5 million in the prior-year period.
•GAAP net income attributable to shareholders was $7.2 million, compared to GAAP net loss of $18.3 million in the prior-year period. The increase was primarily driven by an increase in Life Solutions and Asset Management revenue and a decrease in operating expenses, partially offset by an increase in interest expenses and depreciation and amortization expenses.
•Adjusted net income (a non-GAAP financial measure) increased 71% year-over-year to $23.0 million compared to $13.4 million in the prior year period. Adjusted diluted earnings per share for the fourth quarter of 2025 was $0.23, compared to $0.16 in the prior-year period.

•Adjusted EBITDA (a non-GAAP financial measure) for the fourth quarter of 2025 increased 132% to $38.6 million, compared to $16.6 million in the prior-year period. Adjusted EBITDA margin (a non-GAAP financial measure) for the fourth quarter of 2025 was 54%, compared to 50.0% in the prior-year period.
•Annualized return on invested capital (ROIC) (a non-GAAP financial measure) for the fourth quarter of 2025 was 21%, compared to 11% in the prior year period.

•Annualized Return on equity (ROE) (a non-GAAP financial measure) for the fourth quarter of 2025 was 22%, compared to 13% in the prior year period.
•Annualized Turnover Ratio (a non-GAAP financial measure) for the fourth quarter of 2025 was 2.6x, driven by meaningful capital inflows into our longevity-based funds and execution of our first securitization, exceeding the long-term target of 1.5x to 2.0x. This compares to the 2.0x Turnover Ratio reported in the third quarter of 2025.
•Average Realized Gain (a non-GAAP financial measure) for the fourth quarter of 2025 was 27%. This compares to 37% in the third quarter of 2025.
•Completed a strategic acquisition of AccuQuote that broadens Abacus’ financial services capabilities and strengthens its ability to deliver integrated protection, wealth accumulation, and preservation solutions across the client lifecycle.
•Enhanced shareholder returns through the approval of an inaugural annual cash dividend of $0.20 per share and authorization of a $20 million share repurchase program, reflecting confidence in Abacus’ long-term business model, recurring earnings, and capital strength.
•Completed the transfer of its Class A common stock listing to the New York Stock Exchange (“NYSE”), with shares now trading under the ticker symbol “ABX,” enhancing Abacus’ visibility among institutional investors and supporting long-term shareholder value creation.
Full Year 2025 Highlights
•Full year 2025 total revenues grew 110% to $235.2 million, compared to $111.9 million in the prior year, primarily driven by a $30.2 million increase in Asset Management revenue, $92.4 million increase in Life Solutions revenue, as well as a $684 thousand increase in Technology Services revenue.

•Originations capital deployment for the full year 2025 was $580.8 million, an increase of 53% from the prior year; number of policy originations grew 26% to 1,310, compared to 1,034 in the prior year.

•GAAP net income attributable to shareholders for the full year 2025 was $36.5 million, compared to net GAAP loss of $23.9 million in the prior year.

•Adjusted net income (a non-GAAP financial measure) for the full year 2025 increased 84% to $85.7 million, compared to $46.5 million in the prior year. Adjusted diluted earnings per share for the full year 2025 was $0.86, compared to $0.66 in the prior-year period.

•Adjusted EBITDA for the full year 2025 grew 115% to $132.6 million, compared to $61.6 million in the prior year. Adjusted EBITDA margin (a non-GAAP measure) for the full year 2025 was 56.0%, compared to 55.0% in the prior year.

•Return on invested capital (ROIC) (a non-GAAP measure defined below) for the full year 2025 was 20%, compared to 15% for the full year 2024.

•Return on equity (ROE) (a non-GAAP measure defined below) for the full year 2025 was 20%, compared to 17% for the full year 2024.

Liquidity and Capital

As of December 31, 2025, the Company had cash and cash equivalents of $38.1 million, balance sheet policy assets of $469.8 million and total outstanding debt, net of deferred discount and debt financing costs, of $405.8 million.

Outlook

The Company is initiating its full year 2026 outlook for Adjusted net income to between $96 million and $104 million. The range implies growth of up to 22% compared to full year 2025 Adjusted net income of $85.7 million.

In addition, the Q4 & FY 2025 Earnings Presentation, accessible on the Financial Results section of the website, outlines the Company's long-term strategic growth targets.

For a definition of Adjusted net income, see “Non-GAAP Financial Information” below.
Webcast and Conference Call
A webcast and conference call to discuss the Company’s results will be held today, March 12, 2026, beginning at 5:00 p.m. (Eastern Time). A live webcast of the conference call will be available on Abacus’ investor relations website at ir.abacusgm.com. The dial-in number for the conference call is (844) 826-3033 (toll-free) or (412) 317-5185 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.abacusgm.com for one year following the call.
Non-GAAP Financial Information
Adjusted Net Income, a non-GAAP financial measure, is defined as net income (loss) attributable to Abacus adjusted for non-controlling interest income, amortization, change in fair value of warrants and non-cash stock-based compensation and the related tax effect of those adjustments. Management believes that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. A reconciliation of Adjusted Net Income to Net income attributable to Abacus, the most directly comparable GAAP measure, appears below.
The Company is unable to provide a comparable FY 2026 outlook for, or a reconciliation to net income because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.
Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to Abacus adjusted for depreciation expense, amortization, interest expense, income tax and other non-cash and certain non-recurring items that in our judgement significantly impact the period-over-period assessment of performance and operating results that do not directly relate to business performance within Abacus’ control. A reconciliation of Adjusted EBITDA to Net income attributable to Abacus Life, the most directly comparable GAAP measure, appears below.
Adjusted EBITDA margin, a non-GAAP financial measure, is defined as Adjusted EBITDA divided by Total revenues. A reconciliation of Adjusted EBITDA margin to Net income margin, the most directly comparable GAAP measure, appears below.
Annualized return on invested capital (ROIC), a non-GAAP financial measure, is defined as Adjusted net income for the quarter divided by the result of Total Assets less Intangible assets, net, Goodwill and Current Liabilities multiplied by four. ROIC is not a measure of financial performance under GAAP. We believe ROIC should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP.
Annualized return on equity (ROE), a non-GAAP financial measure, is defined as Adjusted net income divided by total shareholder equity multiplied by four. ROE is not a measure of financial performance under GAAP. We believe ROE should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. The below table presents our calculation of ROE.
Forward-Looking Statements

All statements in this press release (and oral statements made regarding the subjects of this press release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding: Abacus’s financial and operational outlook; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Abacus’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” ”intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the fact that Abacus’s loss reserves are bases on estimates and may be inadequate to cover its actual losses; the failure to properly price Abacus’s insurance policies; the geographic concentration of Abacus’s business; the cyclical nature of Abacus’s industry; the impact of regulation on Abacus’s business; the effects of competition on Abacus’s business; the failure of Abacus’s relationships with independent agencies; the failure to meet Abacus’s investment objectives; the inability to raise capital on favorable terms or at all; the effects of acts of terrorism; and the effectiveness of Abacus’s control environment, including the identification of control deficiencies.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Abacus with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Abacus cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Abacus does not give any assurance that it will achieve its expectations.
Risk disclosure: All securities investing and trading activities risk the loss of capital. Investors should carefully review the offering documents and consult with their own legal, tax, financial advisors regarding the suitability of investments.
About Abacus

Abacus Global Management (NYSE: ABX) is a leading financial services company specializing in alternative asset management, data-driven wealth solutions, technology innovations, and institutional services. With a focus on longevity-based assets and personalized financial planning, Abacus leverages proprietary data analytics and decades of industry expertise to deliver innovative solutions that optimize financial outcomes for individuals and institutions worldwide.

For more information, please visit www.abacusgm.com

Contacts:

Investor Relations

Robert F. Phillips – SVP Investor Relations and Corporate Affairs
rob@abacusgm.com
(321) 290-1198

David Jackson – Managing Director of Investor Relations
david@abacusgm.com
(321) 299-0716

Abacus Global Management Public Relations
press@abacusgm.com

ABACUS GLOBAL MANAGEMENT, INC. CONSOLIDATED BALANCE SHEET

ABACUS GLOBAL MANAGEMENT, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

ABACUS GLOBAL MANAGEMENT, INC. ADJUSTED NET INCOME

ABACUS GLOBAL MANAGEMENT, INC. ADJUSTED EBITDA

ABACUS GLOBAL MANAGEMENT, INC. RETURN ON INVESTED CAPITAL

ABACUS GLOBAL MANAGEMENT, INC. RETURN ON EQUITY